-------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                               DECEMBER 31, 1999
               (DATE OF REPORT) (DATE OF EARLIEST EVENT REPORTED)

                              EXCO RESOURCES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                     TEXAS
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

            0-9204                                    74-1492779
     (COMMISSION FILE NO.)                 (IRS EMPLOYER IDENTIFICATION NO.)


                              5735 PINELAND DRIVE
                                   SUITE 235
                              DALLAS, TEXAS 75231
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (214) 368-2084



-------------------------------------------------------------------------------

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

Sale of Jackson Parish, Louisiana Assets on December 31, 1999

On December 31, 1999, EXUS Energy, LLC, a Delaware limited liability company ("EXUS"), conveyed 100% of the leasehold and mineral interests it held in Jackson Parish, Louisiana (the "Jackson Parish Properties"), to its equity members in proportion to their respective membership interests. EXUS is owned 50% by EXCO Resources, Inc. ("EXCO") and 50% by Venus Exploration, Inc. ("Venus"). Venus is a publicly-held oil and gas exploration company based in San Antonio, Texas.

Then on December 31, 1999, pursuant to the terms of a Purchase, Sale and Exchange agreement dated December 17, 1999, and subsequent amendment dated December 31, 1999, between EXCO, as seller, and Anadarko Petroleum Corporation ("Anakarko"), as buyer, EXCO sold to Anadarko the property interests conveyed to it by EXUS. The gross consideration was approximately $18.7 million cash ($18.2 million cash after adjustments which principally reflect production since October 1, 1999, the effective date of the sale), and oil and gas leasehold interests located in Seward County, Kansas, valued by the parties at $800,000. EXCO expects to book a pre-tax gain from the sale of approximately $5.1 million in the fourth quarter of 1999 based on the estimated tax basis of the properties on December 31, 1999. The price was determined through arms-length negotiation between the parties.

The instruments of conveyance were executed and delivered into escrow on and dated as of December 31, 1999. The cash consideration was paid to the escrow agent on January 6, 2000. The conveyance documents were delivered by the escrow agent to Anadarko on January 6, 2000. The payment of cash was delayed due to the anticipation of the potential for a Y2K disruption to the banking system.

The Jackson Parish Properties which were sold included 17 gross (7.125 net to EXCO's interest) producing wells. EXCO was the named operator of the Jackson Parish Properties. The Jackson Parish Properties sold included approximately 6,410 gross (2,830 net to EXCO's interest) developed acres and approximately 1,530 gross (570 net to EXCO's interest) undeveloped acres. As of October 1, 1999, the Jackson Parish Properties were estimated to contain net total proved reserves to EXCO's interest of 1,340 barrels of oil and natural gas liquids ("Bbls") and 32.7 billion cubic feet ("Bcf") of gas. Net production to EXCO's interest as of November 1999, was running approximately 85.7 million cubic feet ("Mmcf") per month of natural gas, and no barrels of oil or condensate. Anadarko took over operations on January 1, 2000.

The proceeds received by EXCO were placed in a tax-deferred escrow account with Texas Escrow Company, Inc. ("Texas Escrow") of Dallas, Texas, under terms of a Deferred Exchange Agreement ("Exchange Agreement") between EXCO and Texas Escrow executed on December 31, 1999. The Exchange Agreement is designed to comply with the like-kind exchange provisions of Section 1031 of the Tax Code which permits the deferral of gains from a sale of assets if specific like-kind exchange reinvestment criteria are met. If EXCO is successful in meeting the like-kind exchange provisions, some, if not most, of the federal and state tax payments on the gain from the sale of the Jackson Parish Properties will be deferred to future periods. A portion of the assets purchased in Natchitoches Parish, Louisiana, described below, meet the requirements for a like-kind exchange. Therefore, EXCO will be permitted to defer at least some of its gain on the sale of the Jackson Parish Properties.

Under terms of the Escrow Agreement For Closing Funds and Closing Documents (the "Escrow Agreement") dated December 31, 1999, by and among Anadarko, Venus Exploration, Inc. ("Venus"), EXUS, EXCO, Wells Fargo Bank (Texas), N.A. ("Wells Fargo"), Texas Escrow and American Escrow Company ("American Escrow"), the Credit Agreement among EXUS, as borrower, and NationsBank, N.A., as Administrative Agent, was paid in full on January 6, 2000. The payoff amount consisted of $14.2 million of principal, and approximately $28,000 for accrued interest and unused line fees.

Also, on December 31, 1999, pursuant to the terms of a separate Purchase and Sale Agreement dated December 17, 1999, between Venus, as seller, and Anadarko, as buyer, Venus sold to Anadarko the property interests conveyed to it by EXUS. The gross consideration was approximately $18.9 million cash ($18.4 million cash after adjustments which principally reflect production since October 1, 1999, the effective date of the sale). The proceeds received by Venus were placed in an escrow account with American Escrow.

Then, under terms of the Escrow Agreement, Venus paid in full $7.0 million of principal, approximately $369,000 of accrued interest, and a $250,000 pre-payment penalty owed to EXCO under terms of an $8 million Convertible Promissory Note made between Venus and EXCO dated June 30, 1999.

As a result of the sale, EXUS was dissolved effective December 31, 1999, with a nominal amount of working capital retained to wind-up the affairs of the joint venture.

Purchase of Natchitoches Parish, Louisiana Assets on January 7, 2000

On January 7, 2000, under terms of a Purchase and Sale Agreement dated November 16, 1999, which was subsequently amended on December 21, 1999, between Western Gas Resources, Inc. ("Western"), as seller, and EXCO, as buyer, EXCO purchased certain oil and gas assets located in Natchitoches Parish, Louisiana from Western (the "Natchitoches Parish Properties"). The assets include Western's interest in the Black Lake Unit and the Black Lake processing and treating facilities.

The purchase price, before closing adjustments, was $7.8 million cash, and after adjustments (the adjustments principally reflect production since September 1, 1999, the effective date of the acquisition), was approximately $7.2 million cash. Of the $7.2 net purchase price, approximately $1.4 million has been allocated to the plants. The plants are not subject to the like-kind exchange treatment as the cash used for this portion of the purchase was paid directly by EXCO. After deducting the value allocated and paid on the plants, approximately $5.8 million was allocated to the leasehold interests, mineral interests, and equipment. This amount was paid with tax-deferred exchange proceeds held by Texas Escrow. This use of tax-deferred exchange proceeds is in compliance with the like-kind exchange provisions of Sections 1031 of the Tax Code described above. The price was determined through arms-length negotiation between the parties.

The Natchitoches Parish Properties include 29 gross (20 net) producing wells. EXCO is the named operator of the Natchitoches Parish Properties and assumed operations of 75 wells acquired in the transaction. The Natchitoches Parish Properties include approximately 14,250 gross (10,590 net) developed acres and approximately 10,390 gross (8,320 net) undeveloped acres. As of September 1, 1999, the Natchitoches Parish Properties were estimated to contain net reserves of 570,000 barrels of oil and natural gas liquids ("Bbls") and 4.5 billion cubic feet ("Bcf") of gas. Net production as of December 1999, was running approximately 95,000 mcf per month of net residue gas, 7,100 barrels per month of natural gas liquids, and 5,400 barrels of oil and condensate per month. EXCO took over operations on January 7, 2000.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements.

                  As permitted by Form 8-K, the required historical financial statements in respect of the Natchitoches Parish Properties will be filed by amendment to this Form 8-K no later than March 24, 2000.

         (b)      Pro Forma Financial Information.

                  Pro Forma Combined Condensed Financial Statements of EXCO Resources, Inc. for the year ended December 31, 1998 and the nine months ended September 30, 1999, with respect to the disposition of the Jackson Parish Properties.

                  As permitted by Form 8-K, the required pro forma financial information with respect to the acquisition of the Natchitoches Parish Properties will be filed by amendment to this Form 8- K no later than March 24, 2000.

         (c)      Exhibits.

                  Number            Document

                  10.1 Purchase, Sale and Exchange Agreement between EXCO Resources, Inc., as seller, and Anadarko Petroleum Corporation, as buyer, dated December 17, 1999.

                  10.2 Amendment to Purchase, Sale and Exchange Agreement dated as of December 17, 1999, between EXCO Resources, Inc., as seller, and Anadarko Petroleum Corporation, as buyer, dated December 31, 1999.

                  10.3 Purchase and Sale Agreement between Western Gas Resources, Inc., as seller, and EXCO Resources, Inc., as buyer, dated November 16, 1999.

                  10.4 Amendment No. 1 to Purchase and Sale Agreement between Western Gas Resources, Inc., as seller, and EXCO Resources, Inc., as buyer, dated December 21, 1999.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                             EXCO RESOURCES, INC.


                                             By:  /s/ T. W. EUBANK
                                                -----------------------
                                                T.W. Eubank, President

Dated: January 18, 2000

                                                                       Item 7(b)

                              EXCO RESOURCES, INC.

                PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)



         As discussed in "Item 2. Acquisition or Disposition of Assets," of EXCO's Current Report on Form 8-K filed on January 18, 2000, dated December 31, 1999, EXUS Energy, LLC, a Delaware limited liability company (EXUS), owned 50% by EXCO Resources, Inc. (EXCO) and 50% by Venus Exploration, Inc. (Venus), completed the disposition of the Jackson Parish Properties on December 31, 1999.

         The accompanying pro forma combined condensed financial statements are based on the historical financial statements of EXCO for the year ended December 31, 1998, and the nine months ended September 30, 1999. The pro forma combined condensed financial statements are also based, in part, on the historical financial statements of Jacobi-Johnson Energy, Inc. (Jacobi-Johnson) which was acquired by EXCO effective May 8, 1998, Rio Grande, Inc. (Rio Grande or RGI) which was acquired by EXCO effective March 16, 1999, and on EXCO's share of the historical operating revenues and direct operating expenses of the Dawson County Properties (described in EXCO's Form 8-K dated June 30, 1998).

         The Pro Forma Combined Condensed Balance Sheet as of September 30, 1999, assumes the disposition of the Jackson Parish Properties and the related repayment of borrowings had been consummated on that date. Because RGI was acquired on March 16, 1999, Jacobi-Johnson and the Dawson County Properties were both acquired in 1998, and the common stock Rights Offering was completed in 1998, they are already included in EXCO's September 30, 1999 balance sheet. The Pro Forma Combined Condensed Statement of Operations for the year ended December 31, 1998, and the nine months ended September 30, 1999, have been prepared assuming the acquisition of Jacobi-Johnson, the Dawson County Properties, and RGI, the related borrowings, the common stock Rights Offering, and the disposition of the Jackson Parish Properties had been consummated on January 1, 1998.

         The pro forma adjustments are based upon available information and assumptions that management of EXCO believes are reasonable. The pro forma combined condensed financial statements do not purport to represent the financial position or results of operations of EXCO which would have occurred had such transactions been consummated on the dates indicated or EXCO's financial position or results of operations for any future date or period.

                              EXCO RESOURCES, INC.

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 1999
                                   (Unaudited)




                                                                        PRO FORMA
                                                           EXCO       ADJUSTMENTS FOR            PRO FORMA
                                                         HISTORICAL    THE DISPOSITION            COMBINED
                                                         ----------    ---------------           -----------
                                                                        (In thousands)
ASSETS:
Current assets:
    Cash...............................................   $  10,428    $        18,179  (7)(8)   $    28,607
    Accounts receivable and other assets...............       2,337               (591) (7)            1,746
                                                          ---------    ---------------           -----------
        Total current assets...........................      12,765             17,588                30,353

Net property and equipment.............................      25,770            (12,804) (8)           12,966
Other assets ..........................................         664               (279) (7)              385
Note receivable........................................       7,000             (7,000) (8)               --
Investments............................................         344                 --                   344
                                                          ---------    ---------------           -----------
        Total assets...................................   $  46,543    $        (2,495)          $    44,048
                                                          =========    ===============           ===========


LIABILITIES AND  STOCKHOLDERS' EQUITY:
Current liabilities:
    Accounts payable and accrued
        liabilities....................................   $   2,576    $         1,511  (7) (8)  $     4,087
    Current maturities of long-term debt...............           1                 --                     1
                                                          ---------    ---------------           -----------
        Total current liabilities......................       2,577              1,511                 4,088
Long-term debt, less current maturities................       6,862             (6,862) (8)               --
Other long-term liabilities............................         227               (113) (7)              114

Stockholders' equity:
    Preferred stock....................................          --                 --                    --
    Common stock.......................................         134                 --                   134
    Additional paid-in capital.........................      36,610                 --                36,610
    Minority interest in limited partnership                   (187)                --                  (187)
    Retained earnings..................................         320              2,969  (8)            3,289
                                                          ---------    ---------------           -----------
        Total stockholders' equity.....................      36,877              2,969                39,846
                                                          ---------    ---------------           -----------
        Total liabilities and stockholders' equity.....   $  46,543    $        (2,495)          $    44,048
                                                          =========    ===============           ===========

                              EXCO RESOURCES, INC.

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998
                                   (Unaudited)


                                                                             PRO FORMA
                                                                            ADJUSTMENTS
                                                                            FOR THE 1998
                                                       JACOBI-    DAWSON    ACQUISITIONS       ADJUSTED
                                            EXCO       JOHNSON    COUNTY      & RIGHTS          EXCO      RIO GRANDE
                                          HISTORICAL  HISTORICAL HISTORICAL   OFFERING        HISTORICAL  HISTORICAL
                                          ----------  ---------- ---------- ------------      ----------  ----------
                                                              (In thousands, except per share amounts)
REVENUES:
    Oil and natural gas ...............   $    1,385  $      236 $      479 $         --      $    2,100  $    4,407
    Other .............................          690          --         --         (315) (4)        375         351
                                          ----------  ---------- ---------- ------------      ----------  ----------
        Total revenues ................        2,075         236        479         (315)          2,475       4,758

EXPENSES:
    Oil and natural gas production ....          786         140        106           --           1,032       2,060
    Abandonment costs .................           --          --         --           --              --         137
    Depletion, depreciation and
        amortization ..................          465          32         --          142  (1)        639       6,097
    General and administrative ........        1,231           7         --           16  (2)      1,254       1,350
    Interest and other ................          104          10         --         (114) (3)         --         939
                                          ----------  ---------- ---------- ------------      ----------  ----------

Income (loss) before income taxes
   and minority interest ..............         (511)         47        373         (359)           (450)     (5,825)
Minority interest in limited
   partnership ........................           --          --         --           --              --        (127)
                                          ----------  ---------- ---------- ------------      ----------  ----------
Income (loss) before income taxes .....         (511)         47        373         (359)           (450)     (5,698)
Income taxes ..........................           --          --         --           --              --          10
                                          ----------  ---------- ---------- ------------      ----------  ----------
Net income (loss) .....................         (511)         47        373         (359)           (450)     (5,708)
Dividends on preferred stock ..........           --          --         --           --              --        (817)
                                          ----------  ---------- ---------- ------------      ----------  ----------
Net income (loss) applicable to
   common stock .......................   $     (511) $       47 $      373 $       (359)     $     (450) $   (6,525)
                                          ==========  ========== ========== ============      ==========  ==========
Basic and diluted earnings (loss)
   per share ..........................   $    (0.18) $       -- $       -- $         --      $    (0.07) $       --
                                          ==========  ========== ========== ============      ==========  ==========

Weighted average number of
   common and common
   equivalent shares outstanding:
   Basic ..............................        2,871          --         --        3,711  (5)      6,582          --
                                          ==========  ========== ========== ============      ==========  ==========
   Diluted ............................        2,874          --         --        3,711           6,585          --
                                          ==========  ========== ========== ============      ==========  ==========

                              EXCO RESOURCES, INC.

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998
                                   (Unaudited)


                                          PRO FORMA
                                         ADJUSTMENTS
                                        FOR THE 1999
                                         ACQUISITION        PRO FORMA
                                       AND DISPOSITION       COMBINED
                                       ---------------     -----------

REVENUES:
   Oil and natural gas...............  $            --     $     6,507
   Other.............................               --             726
                                       ---------------     -----------
        Total revenues...............               --           7,233

EXPENSES:
   Oil and natural gas production....               --           3,092
   Abandonment costs.................               --             137
   Depletion, depreciation and
      amortization...................               --           6,736
   General and administrative........               --           2,604
   Interest and other................             (939)(6)          --
                                       ---------------     -----------

   Income (loss) before income taxes
      and minority interest..........              939          (5,336)
   Minority interest in limited
      partnership....................               --            (127)
                                       ---------------     -----------
   Income (loss) before income taxes.              939          (5,209)
   Income taxes......................               --              10
                                       ---------------     -----------
   Net income (loss).................              939          (5,219)
   Dividends on preferred stock......              817 (6)          --
                                       ---------------     -----------
   Net income (loss) applicable to
      common stock...................  $         1,756     $    (5,219)
                                       ===============     ===========

   Basic and diluted earnings (loss)
      per share......................  $            --     $      (.79)
                                       ===============     ===========

   Weighted average number of
      common and common equivalent
      shares outstanding:
      Basic .........................               --           6.582
                                       ===============     ===========
      Diluted .......................               --           6,585
                                       ===============     ===========

                              EXCO RESOURCES, INC.

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1999
                                   (Unaudited)


                                                                                     PRO FORMA
                                                                                    ADJUSTMENTS
                                                                                      FOR THE
                                                      EXCO         RIO GRANDE       ACQUISITION          PRO FORMA
                                                   HISTORICAL      HISTORICAL     AND DISPOSITION        COMBINED
                                                  -------------  --------------  -----------------       -----------
                                                                 (In thousands, except per share amounts)
REVENUES:
    Oil and natural gas ......................    $       4,482  $          176  $            (896) (10) $     3,762
    Other ....................................              970              23               (176)  (9)         817
                                                  -------------  --------------  -----------------       -----------
        Total revenues .......................            5,452             199             (1,072)            4,579

EXPENSES:
    Oil and natural gas production ...........            1,694             123               (107) (10)       1,710
    Depletion, depreciation and
       amortization ..........................            1,382               9               (242) (10)       1,149
    General and administrative ...............            1,425              73                (12) (10)       1,486
    Interest and other .......................              125               0               (124) (11)           1
                                                  -------------  --------------  -----------------       -----------
Income (loss) before income taxes and
   minority interest .........................              826              (6)              (587)              233
Minority interest ............................               (5)              1                 --                (4)
Income taxes .................................               --              --                 --                --
                                                  -------------  --------------  -----------------       -----------
Net income (loss) ............................    $         831  $           (7) $            (587)      $       237
                                                  =============  ==============  =================       ===========

Basic and diluted earnings (loss) per share
                                                  $         .12  $           --  $              --       $       .04
                                                  =============  ==============  =================       ===========

Weighted average number of
   common and common equivalent
   shares outstanding:
    Basic ....................................            6,688              --                 --             6,688
                                                  =============  ==============  =================       ===========
    Diluted ..................................            6,704              --                 --             6,704
                                                  =============  ==============  =================       ===========

                              EXCO RESOURCES, INC.

                          NOTES TO UNAUDITED PRO FORMA
                     COMBINED CONDENSED FINANCIAL STATEMENTS

A. PRO FORMA ADJUSTMENTS FOR THE ACQUISITIONS OF JACOBI-JOHNSON AND THE DAWSON COUNTY PROPERTIES

         The accompanying unaudited Pro Forma Combined Condensed Statement of Operations for the year ended December 31, 1998 has been prepared as if the acquisitions of Jacobi-Johnson and the Dawson County Properties had been consummated on January 1, 1998 and reflects the following adjustments:

         (1) To adjust depreciation, depletion and amortization of the oil and gas properties to reflect the effect of the acquisitions of Jacobi-Johnson and the Dawson County Properties using the full cost method of accounting on total pro forma proved oil and natural gas reserves.

         (2) To adjust general and administrative expense for unused line fees on the Credit Facility.

         (3) To eliminate interest expense on EXCO's and Jacobi-Johnson's historical borrowings.

B.       PRO FORMA ADJUSTMENTS FOR THE COMMON STOCK RIGHTS OFFERING

         The accompanying unaudited Pro Forma Combined Condensed Statement of Operations for the year ended December 31, 1998 has been prepared as if the common stock Rights Offering had been consummated on January 1, 1998 and reflects the following adjustments:

         (4) To adjust interest income on surplus cash of $7.0 million, based on a 4.0% per annum interest rate.

         (5) To adjust the weighted average common shares outstanding as a result of the exercise of the common stock purchase rights by shareholders in connection with the Rights Offering.

C.       PRO FORMA ADJUSTMENTS FOR THE ACQUISITION OF RIO GRANDE

         The accompanying unaudited Pro Forma Combined Condensed Statement of Operations for the year ended December 31, 1998 has been prepared as if the acquisition of RGI had been consummated on January 1, 1998 and reflects the following adjustment:

         (6) To eliminate the accrued interest on RGI's bank note and RGI's accrued preferred stock dividends as a result of RGI's bankruptcy settlement.

                              EXCO RESOURCES, INC.

                          NOTES TO UNAUDITED PRO FORMA
                     COMBINED CONDENSED FINANCIAL STATEMENTS

D.       PRO FORMA ADJUSTMENTS FOR THE JACKSON PARISH PROPERTIES

         The accompanying unaudited Pro Forma Combined Condensed Balance Sheet has been prepared as if EXCO's share of the disposition of the Jackson Parish Properties and the related repayment of borrowings and recognition of a gain on the sale and deferred tax liability had been consummated on September 30, 1999, and reflects the following adjustments:

         (7)      To eliminate EXCO's share of the working capital in EXUS.

         (8) To record EXCO's proceeds of cash and properties, and the reduction in properties and equipment from the sale of its interest in the Jackson Parish Properties, the after-tax gain therefrom, the repayment of the EXUS credit facility, and the repayment of $7 million of principal owed by Venus to EXCO under a related convertible promissory note.

         The accompanying unaudited Pro Forma Combined Condensed Statements of Operations for the year ended December 31, 1998, and the nine months ended September 30, 1999 have been prepared as if EXCO's share of the disposition of the Jackson Parish Properties and the related repayment of debt had been consummated on January 1, 1998 and reflect the following adjustments:

         (9) To record a decrease in interest income as a result of the repayment of the Venus convertible promissory note.

         (10) To eliminate the historical operating revenues and expenses of the Jackson Parish Properties.

         (11) To eliminate the historical interest expense for EXCO's share of the EXUS credit facility.

E. PRO FORMA COMBINED SUPPLEMENTAL OIL AND NATURAL GAS RESERVE AND STANDARDIZED MEASURE INFORMATION

RESERVE QUANTITY INFORMATION

         The following table presents EXCO's estimate of the pro forma combined proved oil and natural gas reserves of EXCO after giving effect to the acquisition of Rio Grande, Inc. All reserves are located in the United States. EXCO emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing oil and natural gas properties. Accordingly, the estimates are expected to change as future information becomes available.

                              EXCO RESOURCES, INC.

                          NOTES TO UNAUDITED PRO FORMA
                     COMBINED CONDENSED FINANCIAL STATEMENTS

                                         OIL (BBLS)    GAS (MCF)      BOE*
                                        ------------  -----------  ----------
                                                    (In thousands)
Proved reserves.....................           1,756       13,057       3,932
                                        ============  ===========  ==========
Proved developed reserves...........           1,472       10,748       3,263
                                        ============  ===========  ==========

-----------------
* Boe - Barrels of oil equivalent calculated by converting 6 Mcf of natural gas to 1 Bbl of oil.


STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND NATURAL GAS RESERVES

         The Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Natural Gas Reserves (Standardized Measure) is a disclosure requirement under Statement of Financial Accounting Standards No. 69.

         The Standardized Measure does not purport to be, nor should it be interpreted to present, the fair value of EXCO's oil and natural gas reserves. An estimate of fair value would also take into account, among other things, the recovery of reserves not presently classified as proved, the value of unproved properties, and consideration of expected future economic and operating conditions.

         Under the Standardized Measure, future cash flows are estimated by applying year-end prices, adjusted for fixed and determinable escalations, to the estimated future production of year-end proved reserves. Future cash inflows are reduced by estimated future production costs, based on period-end costs, and projected future development costs to determine pre-tax cash inflows. Future income taxes are computed by applying the statutory rate (based on the current tax law adjusted for permanent differences and tax credits) to the excess of pre-tax net cash flows over EXCO's income tax basis of its oil and natural gas properties. Future net cash flows are discounted using a 10% annual discount rate to arrive at the Standardized Measure.

         The pro forma Standardized Measure of discounted future net cash flows relating to EXCO's proved oil and natural gas reserves at December 31, 1998, follows (in thousands):


Future cash inflows............................................  $   40,360
Future production costs........................................      15,347
Future development costs.......................................       2,919
Future income taxes............................................       1,369
                                                                 ----------
Future net cash flows..........................................      20,725
Discount of future net cash flows at 10% per annum.............       8,461
                                                                 ----------
Pro forma Standardized Measure of discounted future
   net cash flows..............................................  $   12,264
                                                                 ==========

                              EXCO RESOURCES, INC.

                          NOTES TO UNAUDITED PRO FORMA
                     COMBINED CONDENSED FINANCIAL STATEMENTS


         The future cash flows shown above include amounts attributable to non-producing reserves requiring approximately $2.9 million of future development costs. If these reserves are not developed, the Standardized Measure of discounted future net cash flows as of December 31, 1998, shown above would be reduced significantly.

         Estimates of economically recoverable oil and natural gas reserves and of future net reserves are based upon a number of variable factors and assumptions, all of which are to some degree speculative and may vary considerably from actual results. Therefore, actual production, revenues, taxes, development and operating expenditures may not occur as estimated. The reserve data are estimates only, are subject to many uncertainties and are based on data gained from production histories and on assumptions as to geologic formations and other matters. Actual quantities of oil and natural gas may differ materially from the amounts estimated.

         The weighted average prices of oil and natural gas at December 31, 1998 used in the calculation of the Standardized Measure were $10.19 per Bbl and $1.72 per Mcf, respectively.

                               Index To Exhibits


Exhibit No.    Description
-----------    -----------
    10.1       Purchase, Sale and Exchange Agreement
               between EXCO Resources, Inc., as seller,
               and Anadarko Petroleum Corporation, as
               buyer, dated December 17, 1999.

    10.2       Amendment to Purchase, Sale and Exchange
               Agreement dated as of December 17, 1999, between EXCO Resources, Inc., as seller, and Anadarko Petroleum Corporation, as buyer, dated December 31, 1999.

    10.3       Purchase and Sale Agreement between Western
               Gas Resources, Inc., as seller, and EXCO
               Resources, Inc., as buyer, dated November
               16, 1999.

    10.4       Amendment No. 1 to Purchase and Sale
               Agreement between Western Gas Resources,
               Inc., as seller, and EXCO Resources, Inc., as buyer, dated December 21, 1999.